Exhibit 10.1
                                                                    ------------

May 27, 2005


                               CONTRACT AMENDMENT


This serves to amend the employment agreement executed on January 7, 2000 between SMSC and Andrew M. Caggia (Andy), as follows:

o At Andy's request, he will be retiring from the role of CFO as of June 1, 2005. However, to insure an optimal transition with the new CFO, the company has requested that Andy remain on as a part time employee and retain the position of Senior Vice President until his full retirement.
o Effective June 5, 2005, Andy will become a part time employee working 30 hours per week but with diminishing compensation and office attendance as follows:

     Time Period          Days/week in office   Annual salary rate
     -------------------- --------------------- ---------------------
     06/05/05-01/15/06    Four                  $230,600
     -------------------- --------------------- ---------------------
     01/16/06-04/15/06    Three                 $172,950
     -------------------- --------------------- ---------------------
     04/16/06-09/05/06    On call               $115,300
     -------------------- --------------------- ---------------------

o For FY06 Andy's bonus target will be proportionately reduced like his salary. Specifically, for FY06 the At-Plan bonus is $118,903 and the Strategic bonus is $59,452. Any bonus monies earned will be paid in cash. No bonus incentive will be provided for FY07, which begins 03/01/06.
o Provided Andy provides the services specified herein SMSC's Board of Directors would accelerate the vesting of the unvested portion of 529 shares of restricted SMSC stock that were granted on June 17, 2004, as of 09/05/06.
o SERP calculation will credit service thru 09/05/06 and use the salary in effect as of 05/31/05 for the period 06/01/05-09/05/06.
o All other provisions of the employment agreement dated January 7, 2000 and any amendments thereto remain in effect until Andy's full retirement date, which will be September 5, 2006. As of that date, the above employment agreement and all amendments thereto, including this amendment, will be terminated.





     Agreed as of May 27, 2005.                 Agreed as of May 27, 2005.


     /s/ Andrew M. Caggia                       /s/ Steven J. Bilodeau
     ------------------------                   ---------------------------
     Andrew M. Caggia                           Steven J. Bilodeau
                                                President and CEO, SMSC